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                                                                    Exhibit 21.1

                              List of Subsidiaries


Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

International Integration Incorporated             Delaware, U.S.A.
    ("i-Cube")
International Integration Securities Corp.         Massachusetts, U.S.A.
International Integration Holding B.V.             The Netherlands
International Integration B.V.                     The Netherlands
International Integration GmbH                     Germany
International Integration European Holding Co.     Delaware, U.S.A.
Tomorrow's Technology Today, Inc.                  Massachusetts, U.S.A.
International Integration R&C Holding Co.          Delaware, U.S.A.
Reportsent Company Limited                         United Kingdom
Conduit Corporation Limited                        United Kingdom
Entropy CMG II Limited                             United Kingdom
Conduit, Inc.                                      Massachusetts, U.S.A.
Conduit Comm. B.V.                                 The Netherlands
Conduit Business Information Ltd.                  United Kingdom
Avalanche Solutions, Inc.                          New York, U.S.A.
Razorfish Limited                                  United Kingdom
Razorfish San Francisco, Inc.                      California, U.S.A.
Razorfish Los Angeles, Inc.                        California, U.S.A.
TSDesign, Inc.                                     Massachusetts, U.S.A.
Razorfish AB                                       Sweden
Confutera 5011 AB                                  Sweden
Spray Learning AB                                  Sweden
Spray Services AB                                  Sweden
Tetre IT - Management AB                           Sweden
Spray Network U.S.A., Inc.                         Delaware, U.S.A.
Tetre Workgroup Solutions AB                       Sweden
Spray Media Agency AB                              Sweden
Tetre New Media AB                                 Sweden
Spray Research AB                                  Sweden
Spray Interactive Development AB                   Sweden
Razorfish Oy                                       Finland
Razorfish AG                                       Germany
Razorfish AS                                       Norway
Fuel, Inc.                                         California, U.S.A.
Tonga, Inc.                                        California, U.S.A.
Lee Hunt Associates, Inc.                          New York, U.S.A.
Razorfish Ventures, Limited                        New York, U.S.A.
Razorfish Finance, Inc.                            New York, U.S.A.
Razorfish New York, Inc.                           New York, U.S.A.
Razorfish Technologies, Inc.                       New York, U.S.A.